Investor Relations Contact: Dahlia Bailey Lippert / Heilshorn & Associates (415) 433-3777

Majesco Entertainment Names Jesse Sutton Chief Executive Officer

Elects Allan Grafman as Non-Executive Chairman

EDISON, N.J., December 06, 2007 - Majesco Entertainment Company (NASDAQ: COOL), an innovative provider of video games for the mass market, appointed Jesse Sutton as its chief executive officer and Allan Grafman as its non-executive chairman of the board.

“As CEO, I will continue to guide Majesco into its next phase of growth by exploring new avenues in the digital entertainment market,” said Jesse. “Most recently, we launched Majesco Studios, which enables us to leverage our technical and design expertise to specifically focus on products and titles targeting the casual gamer. We’re excited about the opportunities that will result from this initiative and believe this move furthers our ability to build the same or better product as we do externally with similar or reduced costs. In addition, we are fortunate to announce that Allan Grafman has assumed the role of non-executive chairman of the board. His extensive knowledge of mass market entertainment franchises and the growing interactive media space will help guide the execution of the company’s strategic goals.”

“The board wants to thank Jesse for his strategic leadership and direction over the past 16 months,” said Grafman. “In addition to driving the mass market strategy, Jesse has led expense reductions, financings and multiple new title releases. We are confident in his ability to aggressively build our business as he focuses on expanding the company’s distribution channels and creating partnerships to increase sales.”

Sutton, 38, has served as Majesco’s interim CEO and a member of the board of directors since August 2006 and as president from 1996 to 2006. He has been involved in overseeing all aspects of the company’s operations and has been a key architect of the company’s mass market strategy.

Grafman, 54, has served as a member of Majesco’s board of directors since April 2007. He is currently the President of All Media Ventures and has been an operating partner of Mercury Capital Partners since 2005. Previously, Grafman served as President of Archie Comics Entertainment and Executive Vice President, Chief Financial Officer of Hallmark Entertainment. From 1983 to 1996, at Tribune Entertainment he served as Vice President and at parent Tribune Company as Managing Director.

About Majesco Entertainment Company

Headquartered in Edison, NJ, with an international office based in Bristol, UK, Majesco Entertainment Company (NASDAQ: COOL) is an innovative provider of video games for the mass market, with a focus on publishing video games for leading portable systems and the Wii™ console. Product highlights include Nancy Drew™, Cooking Mama 2: Dinner with Friends and Zoo Hospital™ for the Nintendo DS™ and Cooking Mama: Cook Off for the Wii™ console. More information about Majesco can be found online at www.majescoentertainment.com.

Safe Harbor

Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “may,” “will,” “intend,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negatives thereof or other comparable terminology. The Company’s actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors. These factors include but are not limited to, the demand for our products; our ability to complete and release our products in a timely fashion; competitive factors in the businesses in which we compete; continued consumer acceptance of our products and the gaming platforms on which our products operate; fulfillment of orders preliminarily made by customers; adverse changes in the securities markets and the availability of and costs associated with sources of liquidity. The Company does not undertake, and specifically disclaims any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.